UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2018, NioCorp Developments Ltd. (the “Company”) closed the first tranche (the “First Tranche Closing”) of its previously announced non-brokered private placement (the “Private Placement”) of units of the Company (the “Units”), each of which consists of one of the Company’s common shares, without par value (the “Common Shares”), and one half of one of the Company’s Common Share purchase warrants (the “Warrants”). Each whole Warrant is exercisable for one Common Share at a price of C$0.75 at any time prior to 4:30 p.m. (Vancouver time) on September 14, 2020.

Subscription Agreements

In connection with the Private Placement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) by and between the Company and each investor. The Subscription Agreements contain the terms of the Private Placement and typical representations and warranties from the investors to the Company and from the Company to the investors.

Warrant Indenture

In connection with the First Tranche Closing, the Company also entered into a warrant indenture, dated as of September 14, 2018 (the “Warrant Indenture”), with Computershare Trust Company of Canada, as warrant agent (the “Warrant Agent”), providing for the issuance of a maximum of up to 3,200,000 Warrants (subject to adjustment as therein provided). The Warrant Indenture contains customary terms and conditions for the issuance, transfer and exercise of the Warrants and the terms governing actions taken by the Warrant holders and the obligations of the Company and the Warrant Agent in relation to the Warrants. The Warrant Indenture provides that in the event there is a subdivision, consolidation, reclassification or other change of the Common Shares into a greater or lesser number of Common Shares or securities of the Company, the terms of the Common Shares issuable upon conversion of the Warrants and the exercise price of the Warrants will be adjusted accordingly.

The above summaries of the material terms of the Subscription Agreements and the Warrant Indenture are qualified in their entirety by the actual terms and conditions of the Form of Subscription Agreement and the Warrant Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On September 14, 2018, in connection with the First Tranche Closing, the Company issued 2,917,587 Units at a price of C$0.63 per Unit, for aggregate gross proceeds of C$1.84 million. The Units were issued on a private offering basis to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act of 1933 (the “Securities Act”)), the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants the investors made to the Company in connection with their purchase of the Units.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Subscription Agreement
4.2	Warrant Indenture, dated as of September 14, 2018, between NioCorp Developments Ltd. and Computershare Trust Company of Canada, as warrant agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: September 18, 2018	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer